Exhibit 99.1

FORTRESS BIOTECH REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2015 ENDED

MARCH 31, 2015

New York, NY – May 11, 2015 – Fortress Biotech, Inc. (NASDAQ: FBIO) announces its financial results for the first quarter of 2015 ended March 31, 2015.

“This was a very busy and productive quarter as we continue to make progress with executing our business plan to develop a diversified biopharmaceutical company with a robust pipeline of products and multiple revenue streams. During the first quarter and the subsequent few weeks, we secured six key licensing agreements and formed three new subsidiaries, which we refer to as “Fortress Companies,” said Dr. Lindsay A. Rosenwald, Fortress Biotech’s Chairman, President and CEO. “Going forward, we intend to develop and commercialize products that we acquire either directly, within Fortress, or indirectly through our Fortress Companies. We intend to leverage our biopharmaceutical business expertise and drug development capabilities to help these companies achieve their goals. We will also continue to seek licensing, partnerships, joint ventures and outside financings to support our research and development programs in 2015 and beyond. Our recent name change and rebranding to Fortress Biotech, Inc., we believe, better aligns with our new strategy, recent accomplishments and our future focus.”

Financial Highlights:

•	At March 31, 2015, Fortress Biotech’s net cash and marketable securities totaled $68.9 million compared to $69.7 million at December 31, 2014, a decrease of $0.8 million for the quarter; restricted cash totaled $14.6 million.
•	Closed on a $10 million private placement of a promissory note.
•	License acquisitions totaled $7.4 million for the first quarter of 2015.
•	Research and development expenses were $1.6 million for the first quarter of 2015, compared to $4.5 million for the first quarter of 2014.
•	General and administrative expenses were $3.5 million for the first quarter of 2015, compared to $2.1 million for the first quarter of 2014.
•	Net loss was $12.1 million, or $0.31 per share, for the first quarter of 2015 compared to a net loss of $7.4 million, or $0.21 per share, for the first quarter of 2014.

Recent Corporate Events:

•	Obtained exclusive license to an intravenous (IV) formulation of tramadol for the U.S. market from Revogenex Ireland Ltd. and formed a Fortress Company, Avenue Therapeutics, Inc., to acquire, in-license, develop and commercialize products primarily for the U.S. hospital market. In addition to IV tramadol, Avenue Therapeutics plans to seek additional products.
•	Formed a new Fortress Company, Checkpoint Therapeutics, Inc., to develop a portfolio of fully human immuno-oncology targeted antibodies created in the laboratory of Dr. Wayne Marasco, MD, PhD, a Professor in the Department of Cancer Immunology and AIDS at Dana-Farber Cancer Institute. Dr. Marasco will chair the Scientific Advisory Board of Checkpoint Therapeutics.
•	Executed an exclusive license agreement with NeuPharma, Inc. to develop and commercialize novel irreversible, 3rd-generation EGFR inhibitors on a worldwide basis outside of certain Asian countries. The program is currently in preclinical development.
•	Formed a new Fortress Company, Mustang Bio, Inc., which will initially focus on the preclinical and clinical development, as well as commercialization of proprietary Chimeric Antigen Receptor (CAR-T) technology. This portfolio of CAR-T cells was developed by Dr. Steven Forman and Dr. Christine Brown at City of Hope National Medical Center in Duarte, California.
•	Formed a new Fortress Company, DiaVax Biosciences, to develop novel immunotherapies for the prevention and treatment of cytomegalovirus (CMV), a common virus that affects people of all ages and can cause serious morbidity and mortality in hematopoietic stem cell and solid organ transplants. The licensed immunotherapies were developed in the laboratory of Don J. Diamond, Ph.D. of City of Hope National Medical Center in Duarte, California. Dr. Diamond will chair DiaVax’s Scientific Advisory Board.
•	Changed its name to Fortress Biotech, Inc. from Coronado Biosciences, Inc., effective at the open of market on April 28, 2015, with the new NASDAQ stock ticker FBIO.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress” or “the Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress plans to develop and commercialize products that it acquires both directly as well as indirectly by establishing subsidiary companies, also known as Fortress Companies. The Company intends to leverage its biopharmaceutical business expertise and drug development capabilities to help the Fortress Companies achieve their goals. Additionally, the Company intends to provide funding and management services to each of the Fortress Companies and from time to time the Company and the Fortress Companies will seek licensing, partnerships, joint ventures, and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Fortress Biotech, Inc.

781-652-4525; ir@fortressbiotech.com

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands except for share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$48,928	$49,759
Marketable securities, at fair value	20,005	20,002
Prepaid expenses and other current assets	680	702
Total current assets	69,613	70,463

Property and equipment, net	46	52
Restricted cash	14,586	14,586
Long-term investments, at fair value	3,945	4,160
Intangible asset - license	1,250	-
Other assets	1,011	70
Total assets	$90,451	$89,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$664	$366
Interest payable	26	28
Accrued expenses	5,238	3,683
Total current liabilities	5,928	4,077

Note payable, long-term	24,009	14,009
Other long-term liabilities	327	722
Total liabilities	30,264	18,808

Commitments and contingencies

Stockholders' equity
Convertible Preferred stock, $.001 par value, 129,767 Series C shares authorized, 0 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 46,819,034 and 46,494,034 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	47	46
Additional paid-in-capital	213,890	212,205
Accumulated deficit	(153,784)	(141,728)
Shareholders' equity attributed to Fortress Biotech, Inc.	60,153	70,523

Non-controlling interest	34	-
Total stockholders' equity	60,187	70,523
Total liabilities and stockholders' equity	$90,451	$89,331

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

($ in thousands except for share amounts)

(Unaudited)

	For the three months ended March 31,
	2015	2014
Revenue	$500	$-

Operating expenses
Research and development	1,642	4,487
Research and development - licenses acquired	7,439	-
General and administrative	3,490	2,095
Total operating expenses	12,571	6,582
Loss from operations	(12,071)	(6,582)

Other income (expenses)
Interest income	82	178
Interest expenses	(331)	(966)
Change in fair value of investments	(215)	-
Total other income (expenses)	(464)	(788)
Net loss income	(12,535)	(7,370)

Less: net loss attributable to non-controlling interest	(479)	-
Net loss attributable to Fortress Biotech, Inc.	$(12,056)	$(7,370)

Basic and diluted net loss per share attributable to Fortress Biotech, Inc. common stockholders	$(0.31)	$(0.21)

Weighted average common shares outstanding—basic and diluted	38,574,702	35,900,596